                                                                EXHIBIT 10.1.3

              AMENDMENT NO. 3 TO AGREEMENT OF LIMITED PARTNERSHIP

                            BRIGHAM OIL & GAS, L.P.


         THIS AMENDMENT NO. 3 TO AGREEMENT OF LIMITED PARTNERSHIP (herein called this "Amendment") dated as of August 24, 1995, is made by and among Brigham Exploration Company, a Texas corporation, General Atlantic Partners III, L.P., a Delaware limited partnership, GAP-Brigham Partners, L.P., a Delaware limited partnership, Harold D. Carter, Craig M. Fleming, David T. Brigham and Jon L. Glass.

                                   RECITALS:

         WHEREAS, the parties have previously entered into that certain Agreement of Limited Partnership dated as of May 1, 1992, establishing Brigham Oil & Gas, L.P. (the "Partnership"), as amended by Amendment No. 1 to Agreement of Limited Partnership dated as of May 1, 1992, and Amendment No. 2 to Agreement of Limited Partnership dated as of September 30, 1994 (collectively, the "Partnership Agreement"); and

         WHEREAS, the parties desire to amend the Partnership Agreement for the purposes set forth below;

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

         1.      Defined Terms.

         (a)     The defined term "Post Threshold Ratios" contained in Section
2.1 is hereby amended in its entirety to read as follows:

                 "Post Threshold Ratios" shall mean the following percentages:
         38.18% to General Atlantic, 1.82% to GAP L.P., 55% to BEC and 5% to Carter, which percentages shall be adjusted (including without limitation, for the purposes of Sections 6.1(d) and 9.2) on a proportionate basis to reflect the issuance of (a) limited partnership interests in the Partnership (only with respect to allocations of income, expense and distributions after the achievement of Threshold Value and subject to forfeiture in certain circumstances) to Craig M. Fleming, David T. Brigham and Jon L. Glass prior to August 1, 1995, and (b) any additional Equity Securities after such date. The Post Threshold Ratios shall be effective as provided in Article IV and elsewhere herein regardless of whether or not the Threshold Value is reached. (Also see Section 4(ii) of Amendment No. 3 to Agreement of Limited Partnership.)

         (b) Section 2.1 is hereby amended to add the following additional defined terms:

                 "Conversion" shall mean conversion of the entire outstanding principal balance of and all accrued Deferred Interest (as such term is defined in the RIMCO Note) on the RIMCO Note into a limited partnership interest of the Partnership or other Equity

         Securities upon the election of RIMCO as provided for in Section 4 below and in the RIMCO Note.

                 "RIMCO" shall mean RIMCO Partners, L.P. II, a Delaware limited partnership, RIMCO Partners, L.P. III, a Delaware limited partnership, and RIMCO Partners, L.P. IV, a Delaware limited partnership, and any person who becomes an owner or holder of any portion of the RIMCO Note in accordance with the terms thereof or, if Conversion has occurred, any person who has become a limited partner or substituted limited partner of the Partnership pursuant to the terms hereof with respect to any interest in the Partnership that was issued as a consequence of Conversion. The consent, election, vote, determination, approval or other action required or otherwise provided for under this Agreement with respect to Conversion or to the appointment, removal and other matters relating to the RIMCO Representative and in all other provisions of this Agreement where the defined term "RIMCO" is used shall refer to and require the joint or concurrent consent, election, vote, determination, approval or such other action by all of the then current owners and holders of the RIMCO Note or, if Conversion has occurred, the then current Limited Partners owning or holding the interest in the Partnership that was issued as a consequence of Conversion.

                 "RIMCO Note" shall mean the 5% Convertible Subordinated Notes to be issued by the Partnership to RIMCO pursuant to a Note Purchase Agreement to be made by the Partnership and RIMCO. Unless the context otherwise requires, the term "RIMCO Note" shall also mean and include the Note Purchase Agreement pursuant to which such 5% Convertible Subordinated Notes are issued and all other documents executed by the Partnership in connection therewith.

                 "RIMCO Permitted Transferees" shall have the meaning set forth in Section 6.1(l).

                 "RIMCO Representative" shall have the meaning set forth in
         Section 6.1(l).

         (c) Any other capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Partnership Agreement.

         (d) All references in this Amendment to sections refer to sections of the Partnership Agreement unless expressly provided otherwise. Titles appearing at the beginning of sections of this Amendment are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such sections. Words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

         2. Preemptive Rights. Each Partner hereby waives all rights that such Partner may have pursuant to Section 3.7 or otherwise to purchase or otherwise acquire any portion of the RIMCO Note or any interest in the Partnership to be issued upon Conversion of the RIMCO Note.

         3. Authorizations. For purposes of Section 6.2(a), (d) and (k), the Management Committee has approved and authorized the execution, delivery and issuance of the RIMCO Note, the issuance of the 20% limited partnership interest in the Partnership upon Conversion as provided in Section 4 below and the execution and delivery of this Amendment (in this Section


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3, the "Authorized Matters").  For such purposes and on behalf of the
Management Committee and a GAP Representative and of the Partnership, the parties hereto approve, authorize and ratify the Authorized Matters and the execution and delivery of the RIMCO Note in the form submitted to the parties with such changes therein as the Managing General Partner shall approve (except with respect to the following fundamental features: the amount of the RIMCO Note, the interest rate provided for therein, the maturity date thereof and the 20% conversion ratio provided for herein and therein); and no further authorization or approval of the Management Committee or any Representative shall be required with respect to the Authorized Matters (except with respect to such fundamental features).

         4. Issuance of RIMCO Partnership Interest. Upon the election of RIMCO and satisfaction of the conditions set forth in the RIMCO Note and this Amendment, RIMCO shall be permitted to convert the entire outstanding principal balance of and all accrued Deferred Interest on the RIMCO Note into a 20% limited partnership interest in the Partnership and become a Limited Partner of the Partnership, which conversion shall be treated as a contribution of property to the Partnership; provided that any such election to convert by RIMCO can only be exercised in whole and with respect to all of the outstanding principal balance of and accrued Deferred Interest on the RIMCO Note and not in part or with respect to only a portion of such principal amount or Deferred Interest; and provided further, that such 20% limited partnership interest shall be subject to (a) the issuance prior to August 1, 1995, of limited partnership interests in the Partnership (only with respect to allocations of income, expense and distributions after the achievement of Threshold Value and subject to forfeiture in certain circumstances) to Craig M. Fleming, David T. Brigham, and Jon L. Glass and (b) the issuance after such date (whether before or after Conversion) of additional Equity Securities or options therefor to management personnel under any established option plan of the Partnership (which plan was approved as a Major Decision) in an amount (including those referred to in subsection (a) immediately above) not exceeding 10% of the Partnership's total outstanding equity. Accordingly, the 20% limited partnership interest to be issued to RIMCO upon Conversion shall be reduced proportionately upon its issuance to adjust for the Equity Securities issued as discussed in subsection (a) immediately above and upon the later of its issuance or the issuance of any additional Equity Securities as discussed in subsection (b) immediately above to adjust for such additional Equity Securities. Subject to such adjustments and upon Conversion:

         (i) Prior to the achievement of Threshold Value, RIMCO shall have allocated to it 20% of the amounts provided for in Sections 4.1(a), the last sentence of Section 4.2(a), Section 4.2(b)(i), and Section 4.3(d), and the amounts allocated to the other Partners in such Sections shall be reduced proportionately;

         (ii) RIMCO shall have a Post Threshold Ratio of 20%, and the Post Threshold Ratios of the other Partners (except those Partners named in, and/or who acquire Equity Securities under the circumstances described in, subsection
(a) or (b) above in this Section 4) shall be reduced proportionately;

         (iii)   With respect to distributions of Tax Amounts pursuant to
Section 4.4, RIMCO shall receive a Tax Amount for each taxable year or portion thereof after Conversion;

         (iv) With respect to distributions in excess of Tax Amounts pursuant to Section 4.4, RIMCO shall receive:





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                 (A) 20% of each amount distributed pursuant to Section
         4.4(a)(i), and the amounts distributed to General Atlantic and GAP L.P. shall be reduced proportionately, and

                 (B) its Distribution Amount of each amount distributed pursuant to Sections 4.4(a)(ii) and 4.4(b);

         (v) The 20% percentage (before any adjustment) provided for above in this Section 4 shall be:

                 (A) further adjusted on a proportionate basis to reflect any issuance or redemption of any Equity Securities (without duplication of any adjustments provided for above in this Section 4), and

                 (B) converted into the equivalent amount (after all such adjustments) of capital stock or other Equity Securities in the event of a conversion of the Partnership to a corporation or other entity; and

         (vi) The Capital Accounts of the Partners shall be adjusted as of the date of Conversion to equal their respective fair market values by increasing or decreasing such Capital Accounts to reflect the manner in which any unrealized income, gain, loss or deduction in Partnership property would be allocated among the Partners if there were a taxable disposition of such property for its fair market value on the date of Conversion, all as required under Treasury Regulation Section 1.704-1(b)(2)(iv)(f). Thereafter, the Capital Accounts shall be adjusted in accordance with Treasury Regulation
Section 1.704-1(b)(2)(iv)(g) for items of depreciation, Simulated Depletion, amortization and gain or loss (including Simulated Gain and Simulated Loss) with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property had been equal to its fair market value on the date of Conversion, in lieu of the adjustments to the Capital Accounts otherwise provided in Section 8.1(b). The Partners' shares of any depreciation, depletion, amortization and gains or losses with respect to such property, as computed for tax purposes, shall be allocated in a manner that takes into account any variation between the value of such property as reflected in the Capital Accounts, after making such adjustments, and the tax basis of such property, in the same manner as required under Section 704(c) of the Internal Revenue Code with respect to contributed property.

Upon Conversion, RIMCO shall be admitted to the Partnership as a Limited Partner if and only if:

         (I) RIMCO is able to and does make all the representations and warranties contained in Sections 12.1 and 12.2, including without limitation that it is eligible to acquire and hold Federal oil and gas leases in compliance with all applicable laws;

         (II) Upon such admission, neither of the General Partners shall be considered a "fiduciary" for RIMCO or any person directly or indirectly owning, controlling or holding with power to vote any equity securities in RIMCO for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

         (III) RIMCO executes and delivers such instruments, in form and substance reasonably satisfactory to the Managing General Partner, as the Managing General Partner may deem necessary or desirable to effect such admission and to confirm the agreement of RIMCO to be bound by all of the terms and provisions of the Partnership Agreement.

         5.      Management Committee.

         (a) Section 6.1(c) is hereby amended by deleting the last sentence of Section 6.1(c).

         (b) Section 6.1 is hereby amended by adding Section 6.1(l) which shall read in its entirety as follows:

                 (l) Upon the issuance by the Partnership of the RIMCO Note, the Management Committee shall be automatically expanded to seven Representatives, four of whom shall be appointed by BEC and shall be Brigham Representatives, two of whom shall be appointed by General Atlantic and shall be GAP Representatives and one of whom shall be appointed by RIMCO and shall be called the "RIMCO Representative". The additional Brigham Representative initially shall be Jon L. Glass, and the RIMCO Representative initially shall be Gary J. Milavec. With respect to the first sentence of Section 6.1(c), the RIMCO Representative shall serve at the pleasure of RIMCO and may be removed, with or without cause, by RIMCO upon written notice thereof given by RIMCO to the General Partners and to the other Representatives. Except as expressly provided in this Section 6.1(l), the other provisions of Section 6.1 and elsewhere in this Agreement shall be applicable to this Section 6.1(l) and the RIMCO Representative; and (except as aforesaid) the other provisions of
         Section 6.1 (and the defined terms created therein) and the other provisions of this Agreement shall be modified and subject to this
         Section 6.1(l).  Without modification of the approvals required in
         Section 6.2, all RIMCO Decisions (as hereinafter defined) with respect to the Partnership business shall require the favorable vote of the RIMCO Representative after the issuance of the RIMCO Note and except as otherwise provided below in this Section 6.1. Accordingly, notwithstanding anything in this Agreement to the contrary (but only after the issuance of the RIMCO Note and except as otherwise provided below in this Section 6.1), neither General Partner nor the Chief Executive Officer shall have the right or the power to make any commitment or engage in any undertaking on behalf of the Partnership in respect of a RIMCO Decision unless and until the RIMCO Representative has authorized the same. The term "RIMCO Decision" as used in this Section 6.1(l) means any decision with respect to the following matters:

                 (a) The sale of the Partnership; or the sale, lease, transfer or disposition of all or substantially all of the assets of the Partnership;

                 (b) The issuance of any additional Partnership interests or any other form of Equity Securities in the Partnership; provided, however, that the issuance of equity interests or options therefor to management personnel under any established option plan of the Partnership (which plan was approved as a Major Decision) in an amount not exceeding 10% of the Partnership's total outstanding equity shall not be deemed to be a RIMCO Decision requiring approval of the RIMCO Representative;





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
                 (c) Any decision to merge or consolidate the Partnership's business or to acquire all or substantially all of the assets of another company where such acquisition requires the payment of consideration by the Partnership valued at 33% or more of the then value of the Partnership (in each case determined by a majority vote of the members of the Management Committee); and

                 (d) Any decision of the Partnership to file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Partnership's debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or to file an answer consenting to or acquiescing in any such petition, or the making by the Partnership of any general assignment for the benefit of its creditors or the admission in writing of its inability to pay its debts as they mature.

         After the expiration of seven years, commencing with the Effective Date, if the Threshold Value has been achieved, Conversion has occurred and BEC shall own at least 50% of its original Post Threshold Ratio Interest in the Partnership (after adjustment upon any Conversion), the actions set forth in subsection (a) (but only with respect to the sale of all or substantially all of the assets of the Partnership for cash and/or equity securities of a company with a market value in excess of one hundred million dollars listed on a national securities exchange) and subsections (b) and (c) with respect to any public offering of equity securities, shall no longer be deemed to be RIMCO Decisions requiring approval of the RIMCO Representative pursuant to this Section 6.1(l) and are actions that may be taken by BEC without the consent of any other Partners or the Management Committee. Upon the occurrence of either of the following events, this Section 6.1(l) shall automatically become null and void and have no further force and effect, RIMCO shall no longer have a RIMCO Representative, the Brigham Representatives shall be reduced from four to three (with BEC to designate the person who shall cease to continue as a Brigham Representative) and the Management Committee shall be reduced to five members (plus any additional members appointed pursuant to Section 6.1(e)):

                 (i) The RIMCO Note is repaid in full and Conversion does not occur; or

                 (ii) If Conversion shall occur and RIMCO shall transfer in one or more transactions an aggregate in excess of 5% of its Post Threshold Ratio interest to a transferee or transferees (other than to a RIMCO Permitted Transferee) such that, as a result of such transfer or transfers, RIMCO's Post Threshold Ratio is less than 15%. For purposes of this Section 6.1(l), "RIMCO Permitted Transferees" shall mean any person that is (a) controlling, controlled by or under common control with any of RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, or RIMCO Partners, L.P. IV, or (b) a liquidating trust formed upon dissolution of any such limited partnership; provided, that any RIMCO Permitted Transferee irrevocably appoints RIMCO (or Resource Investors Management Company if RIMCO is not at any future date in existence) the attorney and proxy of such RIMCO Permitted Transferee with full power of substitution to vote the interest in the Partnership so transferred as RIMCO (or Resource Investors Management Company) may determine in its sole discretion; and provided further, that in no event shall the term "RIMCO Permitted Transferee" include any person principally engaged in the oil and gas business through the direct ownership of working interests.





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         6.      Major Decisions Requiring Management Committee Approval.

         (a) The first two original sentences of Section 6.2 are hereby amended in their entirety to read as follows:

         All Major Decisions (as hereinafter defined) with respect to the Partnership business shall require the approval of a majority vote of the members of the Management Committee, which majority shall include at least one GAP Representative (except as provided below) and Ben M. Brigham so long as he shall serve as a Brigham Representative. If Ben
         M. Brigham shall cease to serve as a Brigham Representative for any reason, all Major Decisions shall require the approval of such other Brigham Representative as from time to time shall be designated by BEC. Accordingly, notwithstanding anything in this Agreement to the contrary, neither General Partner nor the Chief Executive Officer shall have the right or the power to make any commitment or engage in any undertaking on behalf of the Partnership in respect of a Major Decision unless and until the Management Committee (and both (i) a GAP Representative (except as provided below) and (ii) Ben M. Brigham or his successor so designated by BEC) have authorized the same.

         (b) Section 6.2(a) is hereby amended in its entirety to read as follows:

                 (a) The issuance of any form of long-term debt in excess of $1,600,000, as such amount may be adjusted on an annual basis by the Management Committee (including at least one GAP Representative voting in favor of such adjustment) to reflect changes in the Partnership's financial position; provided, however, that the majority vote or approval of the members of the Management Committee shall not require the inclusion, vote or approval of a GAP Representative unless such long-term debt is in excess of $3,200,000;

         (c) Section 6.2(b) is hereby amended in its entirety to read as follows:

                 (b) Decisions with respect to the compensation (including cash, equity, benefits and other compensation features) of Brigham family members who are key functional personnel at the vice presidential (or equivalent) level or above and the implementation of any employee benefit plan in which such key functional personnel are eligible to participate;

         (d) Section 6.2(c) is hereby amended in its entirety to read as follows:

                 (c) The sale of the Partnership; the sale, lease, transfer or disposition of all or substantially all of the assets of the Partnership; or the sale, or disposition of assets (i) other than in the ordinary course of business and (ii) in excess of a $500,000 selling price (or value in the event of a transfer or lease for other than cash); provided, however, that the majority vote or approval of the members of the Management Committee shall not require the inclusion, vote or approval of a GAP Representative with respect to any such sale or disposition of assets unless the selling price (or value when applicable) is in excess of $1,000,000;

         (e) Section 6.2(f) is hereby amended in its entirety to read as follows:

                 (f) The expenditure or commitment of Partnership funds in excess of $800,000 with respect to amounts not previously included in an annual operating or capital budget, which threshold amount (originally $500,000) shall be increased annually by the Management Committee to reflect changes in the Partnership's financial position; provided, however, that the majority vote or approval of the members of the Management Committee shall not require the inclusion, vote or approval of a GAP Representative with respect to any such expenditure or commitment of Partnership funds unless such expenditure or commitment is in excess of $1,600,000;

         7. Power and Authority of the Chief Executive Officer and Managing General Partner.

         (a) The first three original sentences of Section 6.4(a) are hereby amended in their entirety to read as follows:

                 (a) Ben M. Brigham shall act as Chief Executive officer of the Partnership pursuant to the Employment Agreement and shall have the power and authority, acting through BEC which shall be the Managing General Partner, to conduct the day to day business and operations of the Partnership. The Chief Executive Officer will report to the Management Committee. The Managing General Partner, upon the authorization or approval of the Management Committee and any necessary Representatives or the Chief Executive Officer (acting as such and not in any individual capacity), shall be authorized to execute documents, instruments and other agreements on behalf of the Partnership. Upon the request of the Chief Executive Officer, the Managing General Partner shall be authorized to ratify and confirm all actions of the Chief Executive Officer.

         (b) References in Section 6.4(a) and 6.13(c) and elsewhere in the Partnership Agreement to the "Managing General Partner (if acting at the request of the Chief Executive Officer)" or of similar import shall be deemed to refer to the Chief Executive Officer acting through the Managing General Partner.

         8.      Confidentiality.  Notwithstanding anything to the contrary in
Section 6.14, any of RIMCO Partners, L.P. II, RIMCO Partners, L.P. III or RIMCO Partners, L.P. IV may disclose the financial statements and reports furnished to such limited partnerships (a) pursuant to Section 8.2 (a), (b), (c) and (d), to the limited partners of such limited partnerships and (b) pursuant to
Section 8.2(e) or otherwise, to those limited partners of such limited partnerships that (i) have executed a confidentiality agreement in form and substance reasonably satisfactory to the Managing General Partner and (ii) are either institutional investors or investors who are not engaged in any material respect in the oil and gas business.

         9. Reports. Section 8.2 is hereby amended in its entirety to read as follows:

                 Section 8.2. Reports. The Chief Executive Officer shall deliver to BEC, Carter, General Atlantic, GAP L.P. and (if Conversion has occurred) RIMCO (and to such other Partners as the Chief Executive Officer shall determine appropriate) the following financial statements and reports at the times indicated below:

                 (a) Annual Statements -- within 120 days after the end of each fiscal year of the Partnership, audited financial statements of the Partnership for such fiscal year, which audited financial statements shall be prepared in accordance with generally accepted accounting principles and shall set forth, as of the end of and for such fiscal year, a profit and loss statement and a balance sheet of the Partnership, and such other information as, in the judgment of the Chief Executive Officer of the Partnership, shall be reasonably necessary for the Partners to be advised of the financial status and results of operations of the Partnership.

                 (b) Quarterly Statements -- within 45 days after the end of the first, second and third fiscal quarters of the Partnership in each of its fiscal years, unaudited financial statements of the Partnership for the portion of the fiscal year then ending, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall set forth, as of the end of and for such portion of the fiscal year, a profit and loss statement and a balance sheet of the Partnership, and such other information as, in the judgment of the Chief Executive Officer of the Partnership, shall be reasonably necessary for the Partners to be advised of the financial status and results of operations of the Partnership.

                 (c) Annual Tax Information -- by March 31 of each year or as soon thereafter as is reasonably possible, a report containing such information as may be reasonable to enable each Partner to prepare and file his federal income tax return and any required state income tax return.

                 (d) Annual Engineering Report -- within 120 days after the end of each fiscal year of the Partnership, a reserve engineering report of the Partnership as of the end of such fiscal year, setting forth the estimated oil and gas reserves of the Partnership at such time and containing a calculation of the future net revenue from the production of such reserves and of the discounted present value thereof. Such reserve report shall be prepared by (or audited by) an independent firm of petroleum reserve engineers if (and only if) the Partnership has obtained such a report for its other purposes.

                 (e) Requested Information -- such other reports and information as the Chief Executive Officer of the Partnership shall determine or as General Atlantic or RIMCO shall reasonably request from time to time.

         10. Substitution of Transferee. For purposes of Section 9.1(c)(ii), the Managing General Partner hereby consents to the admission to the Partnership as a Limited Partner or a substituted Limited Partner of a corporation, all of whose outstanding capital stock is owned by RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, RIMCO Partners, L.P. IV and/or any future limited partnership that is managed by Resource Investors Management Company and whose purpose and investor profile is similar to such existing RIMCO limited partnerships.

         11.     Co-Sale Rights.  RIMCO shall have the same rights set forth in
Section 9.8 as General Atlantic and GAP L.P. The Management Partners shall have the same rights set forth in Section 9.8 with respect to sales of Equity Securities by RIMCO, or any person included in such definition (other than transfers to RIMCO Permitted Transferees), as the Management Partners have with respect to sales of Equity Securities by either of the GA Partners.





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
         12. Registration Rights. RIMCO shall have the same rights set forth in Section 10.2 as General Atlantic; subject, however, to (a) the limitations of Section 10.3 and the other provisions of Article X and (b) the further limitation that RIMCO may only request one registration under Section
10.2 for a registration of a Transfer of Equity Securities (rather than two as is permitted by Section 10.3(b) for General Atlantic).

         13. BEC Address. The address of BEC in Section 1.5 shall be 5949 Sherry Lane, Suite 1616, Dallas, Texas 75225, fax number: (214) 360-9825.

         14. Ratification. The Partnership Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

         15. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

         16. Effective Date. This Amendment shall be effective as of the date first shown above.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first shown above.

                                 BRIGHAM EXPLORATION COMPANY



                                 By:  /s/ ANNE L. BRIGHAM
                                      -----------------------------------------
                                      Anne L. Brigham, Executive Vice President


                                 GENERAL ATLANTIC PARTNERS, L.P.

                                 By: GAP III Investors, Inc., its
                                          General Partner


                                 By:  /s/ WILLIAM E. FORD
                                      -----------------------------------------
                                      William E. Ford, Vice President



                                 GAP-BRIGHAM PARTNERS, L.P.



                                 By:  /s/  WILLIAM E. FORD
                                      -----------------------------------------
                                      William E. Ford, General Partner






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
                                   /s/ HAROLD D. CARTER
                                   --------------------------------------------
                                   HAROLD D. CARTER


                                   CRAIG M. FLEMING
                                   DAVID T. BRIGHAM
                                   JON L. GLASS

                                   By:  Brigham Exploration Company,
                                            the Attorney-in-Fact for
                                            such Limited Partners


                                   By:/s/ ANNE L. BRIGHAM
                                      -----------------------------------------
                                      Anne L. Brigham, Executive Vice President






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